UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2026

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(713) 332-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On March 2, 2026, Crescent Energy Company (NYSE: CRGY) (the “Company”) issued a news release announcing that, subject to market and other conditions, the Company intends to offer (the “Notes Offering”) for sale in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act to eligible purchasers $400 million aggregate principal amount of Convertible Senior Notes due 2031. The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into capped call transactions. The Company expects to use the remainder of the net proceeds, together with borrowings under Crescent Energy Finance LLC’s (“Crescent Finance”) revolving credit facility, to redeem all of the outstanding 9.250% Senior Notes due 2028 issued by Crescent Finance (the “2028 Notes” and such redemption, the “Redemption”). Concurrently with the commencement of the Notes Offering, Crescent Finance issued a notice of full conditional redemption to redeem the 2028 Notes on or about March 12, 2026. The Redemption is conditioned on the closing of the Notes Offering; the Notes Offering is not conditioned on the Redemption. This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to purchase, nor does it constitute a notice of redemption with respect to, the 2028 Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
Item 8.01.    Other Events.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is incorporated into this Item 8.01 by reference.
Pro Forma Financial Statements
This Current Report on Form 8-K provides a pro forma statement of operations and notes related thereto, giving effect to the Vital Merger, the Ridgemar Acquisition (each as defined in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements) and certain other transactions described therein. The unaudited pro forma statement of operations and related notes thereto are attached as Exhibit 99.2 hereto.
Notes Offering
On March 2, 2026, the Company provided certain updated disclosures, as set forth below.
***
As of February 28, 2026, we had no outstanding borrowings under our Revolving Credit Facility and $1,983.4 million of borrowing capacity available thereunder, net of $16.6 million in outstanding letters of credit.
***
Commodity hedging program
A key tenet of our focused risk management effort is an active economic hedging strategy to mitigate near-term price volatility while maintaining long-term exposure to underlying commodity prices. Our hedging program limits our near-term exposure to product price volatility and allows us to protect the balance sheet and corporate returns through commodity cycles and return capital to investors. Future transactions may include price swaps whereby we will receive a fixed price for our production and pay a variable market price to the contract counterparty. Additionally, we may enter into collars, whereby we receive the excess, if any, of the fixed floor over the floating rate or pay the excess, if any of the floating rate over the fixed ceiling. As of January 31, 2026, our derivative portfolio had an aggregate notional value of approximately $3.3 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

The following table details our net volume positions by commodity as of January 31, 2026.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2026	20,652	$64.74
2026 (1)	368	$67.03
2027 (2)	3,650	$75.00
2027 (3)	920	$59.63
2027	4,760	$60.93
Crude oil two-way collars – WTI (Bbls):
2026	3,787	$60.26		-	$70.36
Crude oil three-way collars – WTI (Bbls):
2026	1,503	$48.00	-	$60.00	-	$72.00
2027	453	$45.00	-	$60.00	-	$70.00
Crude oil two-way collars – Brent (Bbls):
2026	167	$60.00		-	$82.00
Natural gas swaps (MMBtu):
2026	83,208	$4.00
2027	7,300	$4.21
2027 (4)	18,250	$4.19
Natural gas two-way collars (MMBtu):
2026	40,600	$3.06		-	$4.78
Crude oil basis swaps (Bbls):
2026	10,286	$1.55
Natural gas basis swaps (MMBtu):
2026	94,040	$(0.43)
2027	91,250	$(0.42)
Calendar Month Average roll swaps (Bbls):
2026	15,860	$0.26
Natural Gas Fixed Index Swaps – Waha (MMBtu):
2026	50,768	$2.41
2027	43,800	$2.69
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(1)Represents outstanding crude oil swap options exercisable by the counterparty until June 2026.
(2)Represents outstanding crude oil swap options exercisable by the counterparty until December 2026.
(3)Represents outstanding crude oil swap options exercisable by the counterparty until June 2027.
(4)Represents outstanding natural gas swap options exercisable by the counterparty until December 2026.
***
Summary reserve data based on NYMEX pricing
The following table provides our reserves, PV-0 and PV-10 as of December 31, 2025 using NYMEX pricing. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of the assets and the cash flows that are expected to be generated from those assets based on the market’s forward-looking pricing expectations as of January 31, 2026. The historical 12-month pricing average in our 2025 disclosures under the heading “—Summary reserve data based on SEC pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated reserves, PV-0 and PV-10, based on NYMEX pricing, were otherwise prepared on the same basis as our estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

As of December 31,
2025
Net Proved Reserves:
Oil (MBbls)	353,569
Natural gas (MMcf)	2,276,634
NGLs (MBbls)	234,862
Total Proved Reserves (MBoe)	967,870
PV-0 (millions) (4)	$13,967
PV-10 (millions) (4)	$8,419
Net Proved Developed Reserves:
Oil (MBbls)	273,083
Natural gas (MMcf)	1,820,265
NGLs (MBbls)	196,477
Total Proved Developed Reserves (MBoe)	772,939
PV-0 (millions) (4)	$11,463
PV-10 (millions) (4)	$7,392
Net Proved Undeveloped Reserves:
Oil (MBbls)	80,486
Natural gas (MMcf)	456,369
NGLs (MBbls)	38,385
Total Proved Undeveloped Reserves (MBoe)	194,931
PV-0 (millions) (4)	$2,504
PV-10 (millions) (4)	$1,027
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(1)Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on January 31, 2026 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $61.69 per barrel of oil, $2.54 per Mcf of natural gas and $18.54 per barrel of NGLs as of January 31, 2026 for the Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “Risk Factors.”
(2)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
***

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Announcing the Notes Offering, dated March 2, 2026.
99.2	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2026

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel